Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pintec Technology Holdings Limited of our report dated May 4, 2018, except for the presentation of the cash flow statements as described in note 2(f), as to which the date is June 19, 2018, relating to the financial statements, which appear in Pintec Technology Holdings Limited’s Registration Statement on Form F-1 (File No. 333-226188) dated October 24, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

February 20, 2019